EXHIBIT 99.1

                               FIRST AMENDMENT TO
                               OBJECT DESIGN, INC.
                               -------------------
                1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
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Witnesseth:

Whereas Object Design, Inc. (the "Corporation") has herefore approved and adopted the above referenced Plan; and

Whereas  the  Corporation  wishes  to amend  said  Plan as  consented  to by the
directors  of  the  Corporation.   Now,   therefore,   the  1996  Incentive  and
Nonqualified Stock Option Plan (the "Plan") is hereby amended as follows:

The contents of Section 3.1 are hereby deleted and replaced with the following:

"SHARES SUBJECT TO PLAN. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.001 per share ("Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 3,700,000 shares of Common Stock, PROVIDED, HOWEVER, that (i) prior to the first anniversary of the adoption of the Plan, no more than an aggregate maximum of 1,200,000 shares may be issued pursuant to options granted under the Plan, (ii) prior to the second anniversary of the adoption of the Plan, no more than an aggregate maximum of 1,500,000 shares may be issued pursuant to options granted under the Plan, (iii) prior to the third anniversary of the adoption of the Plan, no more than an aggregate maximum of 2,800,000 shares may be issued pursuant to options granted under the Plan, (iv) prior to the fourth anniversary of the adoption of the Plan, no more than an aggregate maximum of 3,100,000 shares may be issued pursuant to options granted under the Plan, (v) prior to the fifth anniversary of the adoption of the Plan, no more than an aggregate maximum of 3,400,000 shares may be issued pursuant to options granted under the Plan. After the fifth anniversary of the adoption of the Plan, no more than an aggregate maximum of 3,700,000 shares may be issued pursuant to options granted under the Plan. Such number of shares shall be subject to adjustment as provided in Section 7 hereof."


The foregoing terms and conditions are the only changes to be incorporated into the Plan; all terms and conditions not modified herein shall remain in full force and effect.


                                     OBJECT DESIGN, INC.

                                     By: /s/ Robert N. Goldman
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                                        Robert N. Goldman
                                        President and Chief Executive Officer